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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-87088, 333-33382, and 333-60354) pertaining to the 2000 Stock
Incentive Plan and 2000 Employee Stock Purchase Plan of Websense, Inc. of our report dated January 17, 2003, with respect to the consolidated financial statements and schedule of Websense, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                    /s/ ERNST & YOUNG LLP

San Diego, California
March 26, 2003